UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

__________________________

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to § 240.14a-12

Avid Technology, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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	1.	Title of each class of securities to which transaction applies: ___________________________________________________________________________________________
	2.	Aggregate number of securities to which transaction applies: ___________________________________________________________________________________________
3.

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

___________________________________________________________________________________________

	4.	Proposed maximum aggregate value of transaction: ___________________________________________________________________________________________
	5.	Total fee paid: ___________________________________________________________________________________________
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The following document was made available to Avid Technology, Inc.’s employees on August 10, 2023:

Employee Q&A - Avid Enters into Definitive Agreement to Be Acquired by an Affiliate of STG

1.	What does this mean for me?
♦	This news marks the start of a new and exciting chapter for Avid and its employees as we continue to build on our position as the preeminent technology provider powering the media and entertainment industry – a position we wouldn’t be in without the work of our talented team.
♦	Our leadership team remain committed to our employees.
♦	One important aspect of this transaction is that upon its completion, we will no longer be a publicly traded company listed on Nasdaq.
♦	Our Board carefully evaluated potential paths forward for our company and determined that this transaction – and becoming a private company – is the best path forward for Avid.
♦	By becoming a private company, we believe we will be able to achieve greater scale, performance and speed so we can lead the industry forward and pursue a long-term value-creation strategy with an enhanced focus on executing with excellence to ensure we’re helping our customers achieve their objectives and transform their businesses using our products, solutions and services.
♦	STG's expertise in the technology sector and significant financial and strategic resources will help accelerate the achievement of our strategic vision, building on the momentum of our successful transformation achieved over the past several years.
♦	While today’s announcement marks an important milestone, nothing will change for us until the transaction closes.

2.	Will my job be impacted?
♦	It’s still business as usual here at Avid.

3.	Is this happening because Avid didn’t perform well in the public market?
♦	We believe that Avid has delivered outstanding shareholder value, and we are proud of our recent performance.
♦	We reinvented the way we work and how we deliver to our customers through extreme diligence and dedication to discipline. Our performance attracted support of the wider investment community and we believe that this transaction is a validation of our team’s outstanding work.

4.	What differences should we expect with Avid as a privately held company?
♦	As a privately held company, Avid’s stock will no longer be traded on Nasdaq.
♦	Since we will no longer be a public company following the close of the transaction, we won’t report quarterly earnings, and we won’t disclose financial information to the public.
♦	By becoming a private company, we believe we will be able to achieve the greater scale, performance and speed we require so that we can lead the industry forward.
♦	STG's expertise in the technology sector and significant financial and strategic resources will help accelerate the achievement of our strategic vision, building on the momentum of our successful transformation achieved over the past several years.
♦	The pending transaction does not change who our customers or partners will be or our strategic focus.

5.	Who is STG? What relevant experience do they have?
♦	STG has over 20 years of experience investing in software-focused companies like ours.
♦	From what STG has told us, they share our commitment to driving customer-centric innovation.
♦	STG’s global portfolio of companies includes market leaders across the mid-market software and software-enabled tech services landscape.
♦	The firm brings experience, flexibility, and resources to build strategic value and unlock the potential of innovative companies like ours. They are dedicated to transforming and building outstanding technology companies in partnership with world-class management teams.
♦	Combined with their significant operational and financial resources, STG brings deep investment experience in the technology sector that we expect will help accelerate the achievement of our strategic vision, building on the momentum of our successful transformation achieved over the past several years.

6.	What is private equity?
♦	Private equity, or PE, refers to investment firms that frequently take public companies private by acquiring 100% of their stock. PE firms do this to support their portfolio companies’ success without the pressures and financial reporting requirements that come with being a public company.
♦	STG has over 20 years of experience investing in software-focused companies like ours.
♦	From what STG has told us, they share our commitment to driving customer-centric innovation.
♦	STG's expertise in the technology sector and significant financial and strategic resources will help accelerate the achievement of our strategic vision, building on the momentum of our successful transformation achieved over the past several years.

7. PE ownership typically means cost cutting and job cuts – is STG’s plan to cut costs? Will there be layoffs?

♦	This is the start of a new, exciting chapter for Avid.
♦	STG's expertise in the technology sector and significant financial and strategic resources will help accelerate the achievement of our strategic vision, building on the momentum of our successful transformation achieved over the past several years.
♦	We continually review the needs of our business as we always do; we don’t expect this approach to change.
♦	Until the transaction is complete, we are operating as usual; there will be no changes to your responsibilities or reporting structure in the near term.
♦	This is the start of a new, exciting chapter for Avid.

8.	What is STG’s typical investment horizon? Is their plan to eventually sell Avid?
♦	This is the start of a new, exciting chapter for Avid. We don’t speculate on hypotheticals.

9.	Is STG a good cultural fit with Avid?
♦	From what STG has told us, driving customer-centric innovation is at the center of everything that STG does and in working with the team at STG throughout this process, I know they will care about our team and the future of Avid, our strategic vision and our vision for customers.
♦	It’s clear they share our culture of driving excellence and product innovation.
♦	They also share our conviction and excitement in delivering innovative software technology solutions to address our customers’ creative and business needs.
♦	STG's expertise in the technology sector and significant financial and strategic resources will help accelerate the achievement of our strategic vision, building on the momentum of our successful transformation achieved over the past several years.

10.	What changes has STG discussed making to Avid’s culture and growth plans?
♦	This news is just the first step in the process.
♦	By becoming a private company, we believe we will be able to achieve the greater scale, performance and speed we require so that we can lead the industry forward.
♦	STG's expertise in the technology sector and significant financial and strategic resources will help accelerate the achievement of our strategic vision, building on the momentum of our successful transformation achieved over the past several years.

11. What will happen to Avid’s current headquarters and offices? Will any offices be closed because of the transaction?

♦	STG has indicated that our headquarters will remain in Burlington.
♦	As always, we will regularly review our footprint to ensure it meets the needs of our business and our employee population – we do not expect this to change.
♦	Until the transaction closes, which is expected to be in the fourth quarter of 2023, we are operating as usual.

12.	Why didn’t you tell us about this sooner?
♦	We are a public company and due to disclosure requirements and restrictions, we were not able to do so.

13.	What happens between now and when the transaction closes?
♦	Until the transaction closes, we will continue to operate as a public company, and it will be business as usual at Avid.
♦	In order to close, the transaction will be voted on by our stockholders, and it is subject to regulatory approvals and other customary closing conditions.

14.	What do I tell our customers and partners?
♦	Our customer- and partner-facing teams are equipped with a set of materials for use in response to inquiries.

15.	Whom should I speak with if I have any questions?
♦	Today’s exciting announcement is just the first step in the transaction process. It’s normal not to have all the answers on day one.
♦	Please reach out to your manager with any questions.

16.	What should I do if someone from the media or an investor asks about the transaction?
♦	We ask that you do not respond. Please forward media inquiries to Jim Sheehan and investor inquiries to Whit Rappole.

17.	What does this mean for our reporting relationships and job responsibilities?
♦	Until the transaction is complete, we are operating as usual; there will be no changes to your responsibilities or reporting structure related to the transaction.

18.	Will there be changes to my benefits or salary?
♦	Until the transaction is complete, we are operating as usual, and there will be no changes to your benefits or salary related to the transaction.
♦	While it is still too early to give definitive answers, STG has indicated that it intends to put in place attractive, long-term incentive programs.
♦	More broadly, STG has informed us that there are no planned or contemplated changes to our general compensation and benefit programs (salaries, bonuses, broad-based employee benefits, etc.) at this time.

19.	What will happen to my equity?
♦	While it is still too early to give definitive answers, STG has indicated that it intends to put in place attractive, long-term incentive programs.
♦	For employees who currently hold company stock, they will receive $27.05 in cash for each share of Avid common stock. When the transaction closes, each vested RSU will convert into the right to receive $27.05 per share in cash (without interest and less any applicable withholdings).
♦	At the effective time of the merger, each unvested RSU will be converted into the right to receive a cash payment equal to
♦	$27.05. Unvested RSUs will continue to vest in accordance with their existing terms, except that anyone who is terminated without cause will be entitled to receive payment in full for his/her unvested RSUs.
♦	More broadly, STG has informed us that there are no planned or contemplated changes to our general compensation and benefit programs (salaries, bonuses, broad-based employee benefits, etc.) at this time.

20.	Following the completion of the deal, will we no longer make equity awards?
♦	Because Avid will no longer be a publicly traded company after the closing, any equity awards granted following the closing would likely be different.
♦	STG has informed us that it customarily implements a management incentive plan at all of its portfolio companies.

21.	Can we trade / sell our company stock or vested shares before the close?
♦	Trading in the Company’s common stock will continue to be subject to our insider trading policy through the close.

22.	Will there be any changes to our company name, branding, etc.?
♦	No, we don’t expect any changes to our name and branding.
♦	STG has indicated that the Avid brand is a significant reason why they are so excited about this transaction and that it has a lot of value to them.

23. Are there any products, projects, goals, or initiatives that will be discontinued as a result of this transaction?

♦	This is the start of a new, exciting chapter for Avid.
♦	STG's expertise in the technology sector and significant financial and strategic resources will help accelerate the achievement of our strategic vision, building on the momentum of our successful transformation achieved over the past several years.
♦	We believe that, as a private company, we will be able to achieve greater scale, performance and speed. The pending transaction does not change who our customers or partners will be or our strategic focus.

24.	Is there a chance this transaction won’t go through? If so, what then?
♦	The transaction is subject to Avid stockholder approval, regulatory approvals and other customary closing conditions.
♦	There is no assurance that the transaction will close; however, we expect it to close in the fourth quarter of 2023.

25.	Have you established an integration or transition team?
♦	We will have a dedicated team at Avid helping to navigate the path to close.

26.	Are we still hiring?
♦	As you know, we have been slowing down the pace of our hiring, and we don’t anticipate this transaction to change this approach.
♦	We plan to continue to make hiring decisions as usual.

Read the August 9 press release here.

Additional Information about the Proposed Transaction and Where to Find It

This communication is being made in respect of the proposed transaction involving Avid Technology, Inc. (the “Company”), Artisan Bidco, Inc. (“Parent”) and Artisan Merger Sub, Inc., whereby the Company would become a wholly-owned subsidiary of Parent. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or the solicitation of any vote or approval. The proposed transaction will be submitted to the stockholders of the Company for their consideration at a special meeting of the stockholders. In connection therewith, the Company intends to file a proxy statement and other relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a definitive proxy statement on Schedule 14A, which will be mailed or otherwise disseminated to the stockholders of the Company as of the record date established for voting on the proposed transaction. The Company may also file other relevant documents with the SEC regarding the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. In addition, stockholders of the Company may obtain free copies of the documents filed with the SEC by directing a request through the Investor Relations portion of the Company’s website at www.avid.com or by mail to Avid Technology, Inc., 75 Blue Sky Drive, Burlington, MA 01803, Attention: Whit Rappole, Investor Relations.

Participants in the Solicitation

The Company and its directors, its executive officers and certain other members of Company management and Company employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in the Company’s definitive proxy statement on Schedule 14A for the 2023 annual meeting of the stockholders of the Company, filed with the SEC on April 28, 2023 and in subsequent documents filed with the SEC, each of which is (or, when filed will be) available free of charge from the sources indicated above. Other information regarding the participants in the solicitation of proxies from the stockholders of the Company and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the preliminary and definitive proxy statements and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company’s current expectations of future events and may include words such as “anticipate,” “believe,” “confidence,” “could,” “estimate,” “expect,” “feel,” “intend,” “may,” “plan,” “should,” “seek,” “will” and “would,” or other comparable terms, but the absence of these words does not mean a statement is not forward-looking. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations of the Company. Risks and uncertainties include, but are not limited to: (i) the risk that the proposed transaction may not be completed in a timely manner, or at all; (ii) the failure to satisfy the conditions to the consummation of the proposed transaction, including, without limitation, the receipt of stockholder and regulatory approvals; (iii) unanticipated difficulties or expenditures relating to the proposed transaction; (iv) the effect of the announcement or pendency of the proposed transaction on the Company’s plans, business relationships, operating results and operations; (v) potential difficulties retaining employees as a result of the announcement and pendency of the proposed transaction; (vi) the response of customers, channel partners and suppliers to the announcement of the proposed transaction; (vii) risks related to diverting management’s attention from the Company’s ongoing business operations; (viii) legal proceedings, including those that may be instituted against the Company, its board of directors, its executive officers or others following the announcement of the proposed transaction; and (ix) risks regarding the failure to obtain the necessary financing to complete the proposed transaction. The foregoing list is not exhaustive, and readers are advised to carefully consider the foregoing risk factors and the other risks and uncertainties that affect the businesses of the Company described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 1, 2023, and other reports and documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Copies of these filings are available online at www.sec.gov and ir.avid.com. Forward-looking statements speak only as of the date of this communication. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

The following communication was made available by Avid Technology, Inc. on LinkedIn on August 10, 2023:

Jeff Rosica • You

CEO & President at Avid Technology and Board Chairman of the Boston Art...

now •

It's an exciting new chapter ahead for #TeamAvid. I'm looking forward to sharing more once I'm able to! #GottaListenToTheLawyers 🙂
#Avid #Technology #Innovation #Strategy #Speed #Agility #Investment

> **Avid**
> 189,900 followers
> 21h •
>
> Avid Technology Enters into Definitive Agreement to Be Acquired by an Affiliate of STG – Symphony Technology Group for $1.4 Billion ▶ bit.ly/3s4b6e9
>
> STG
>
> +
>
> AVID

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Additional Information about the Proposed Transaction and Where to Find It

This communication is being made in respect of the proposed transaction involving Avid Technology, Inc. (the “Company”), Artisan Bidco, Inc. (“Parent”) and Artisan Merger Sub, Inc., whereby the Company would become a wholly-owned subsidiary of Parent.  This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or the solicitation of any vote or approval.  The proposed transaction will be submitted to the stockholders of the Company for their consideration at a special meeting of the stockholders.  In connection therewith, the Company intends to file a proxy statement and other relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a definitive proxy statement on Schedule 14A, which will be mailed or otherwise disseminated to the stockholders of the Company as of the record date established for voting on the proposed transaction.  The Company may also file other relevant documents with the SEC regarding the proposed transaction.  BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  Investors and security holders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. In addition, stockholders of the Company may obtain free copies of the documents filed with the SEC by directing a request through the Investor Relations portion of the Company’s website at www.avid.com or by mail to Avid Technology, Inc., 75 Blue Sky Drive, Burlington, MA 01803, Attention: Whit Rappole, Investor Relations.

Participants in the Solicitation

The Company and its directors, its executive officers and certain other members of Company management and Company employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in the Company’s definitive proxy statement on Schedule 14A for the 2023 annual meeting of the stockholders of the Company, filed with the SEC on April 28, 2023 and in subsequent documents filed with the SEC, each of which is (or, when filed will be) available free of charge from the sources indicated above.  Other information regarding the participants in the solicitation of proxies from the stockholders of the Company and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the preliminary and definitive proxy statements and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company’s current expectations of future events and may include words such as “anticipate,” “believe,” “confidence,” “could,” “estimate,” “expect,” “feel,” “intend,” “may,” “plan,” “should,” “seek,” “will” and “would,” or other comparable terms, but the absence of these words does not mean a statement is not forward-looking. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations of the Company. Risks and uncertainties include, but are not limited to: (i) the risk that the proposed transaction may not be completed in a timely manner, or at all; (ii) the failure to satisfy the conditions to the consummation of the proposed transaction, including, without limitation, the receipt of stockholder and regulatory approvals; (iii)  unanticipated difficulties or expenditures relating to the proposed transaction; (iv) the effect of the announcement or pendency of the proposed transaction on the Company’s plans, business relationships, operating results and operations; (v) potential difficulties retaining employees as a result of the announcement and pendency of the proposed transaction; (vi) the response of customers, channel partners and suppliers to the announcement of the proposed transaction; (vii) risks related to diverting management’s attention from the Company’s ongoing business operations; (viii) legal proceedings, including those that may be instituted against the Company, its board of directors, its executive officers or others following the announcement of the proposed transaction; and (ix) risks regarding the failure to obtain the necessary financing to complete the proposed transaction. The foregoing list is not exhaustive, and readers are advised to carefully consider the foregoing risk factors and the other risks and uncertainties that affect the businesses of the Company described in the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 1, 2023, and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, filed with the SEC on August 9, 2023, and other reports and documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Copies of these filings are available online at www.sec.gov and ir.avid.com. Forward-looking statements speak only as of the date of this communication. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.